                                                                  EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS AGREEMENT (the "Agreement") is made and entered into this 21 day of July, 2000, (the "Commencement Date") by and between HARVEYS CASINO RESORTS, a Nevada corporation, hereinafter referred to as "HARVEYS" and/or "EMPLOYER," and JAMES J. RAFFERTY, hereinafter referred to as "EMPLOYEE":


                                  WITNESSETH:
                                  -----------

     WHEREAS, HARVEYS desires to continue to secure the benefits of EMPLOYEE's background, knowledge, experience, ability, expertise and industry to promote and maintain HARVEYS' stability, growth, viability and profitability; and

     WHEREAS, HARVEYS desires to continue to engage the services of EMPLOYEE who is desirous of being employed by HARVEYS under the terms and conditions as herein set out; and

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
                                       I
                                  DEFINITIONS
                                  -----------

     1.01 EMPLOYEE shall at all times mean JAMES J. RAFFERTY.

     1.02 EMPLOYER shall at all times mean HARVEYS CASINO RESORTS, a Nevada corporation, and its Successors in Interest together with its subsidiaries.

     1.03 HARVEYS shall at all times mean HARVEYS CASINO RESORTS, a Nevada corporation, and its Successors-in-Interest together with its subsidiaries.

     1.04 Successor in Interest shall mean any entity which is the successor or assign of HARVEYS, at law or at equity, and shall include without limitation, any entity into which

HARVEYS is merged or consolidated, and any entity to which all or substantially all of the assets or businesses of HARVEYS are transferred.

                                     II

                 NATURE OF EMPLOYMENT AND DUTIES OF EMPLOYEE
                 -------------------------------------------

     2.01 Effective upon the Commencement Date of this Agreement, EMPLOYEE shall remain Senior Vice-President of Corporate Marketing of HARVEYS CASINO RESORTS, or assume such other position as determined by the President/Chief Executive Officer of HARVEYS. EMPLOYEE shall do and perform all services, acts, or things necessary or advisable to assist in the management and conduct of the business of EMPLOYER, subject always to the policies as set forth by the Board of Directors.

     2.02 EMPLOYEE shall be responsible for developing Harveys' strategic marketing plans and focus for each property and corporate organization to ensure achievement of market share and awareness goals, and database growth and utilization; for product and service developments, enhancements, and alliances in order to develop a competitive advantage in each market; create and cultivate corporate communications systems and programs to improve communications among customer markets, employees, senior management and the Board of Directors, and such other responsibilities or duties that HARVEYS may assign from time to time.

     2.03 EMPLOYEE has reviewed and concurs with his responsibilities and duties as set forth in Section 2.02 above.

     2.04 EMPLOYEE shall devote his entire productive time, ability and attention to the business of EMPLOYER during the term of this Agreement. EMPLOYEE shall not directly or indirectly render any service of a business, commercial or professional nature, to any other person or organization, whether for compensation or otherwise, without the prior written consent of the President/Chief Executive Officer of HARVEYS except that EMPLOYEE shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not interfere with EMPLOYEE's time or attention to the business of EMPLOYER.

     2.05 EMPLOYEE agrees, to the best of his ability and experience, to at all times conscientiously perform all of the duties and obligations expressly required of EMPLOYEE.

                                    III

                             TERM OF EMPLOYMENT
                             ------------------

     3.01 EMPLOYER hereby employs EMPLOYEE, and EMPLOYEE hereby agrees to be employed by EMPLOYER for a period of at least one (1) year commencing on the Commencement Date, and terminating on the 18th day of July, 2001. This Agreement may be terminated earlier as hereinafter provided or may be extended or modified only by written document signed by both parties hereto specifically referencing this instrument.


                                      IV

                     TERMINATION OF EMPLOYMENT WITHOUT CAUSE
                     ---------------------------------------

     4.01 EMPLOYEE may be terminated at any time, without cause, or as referenced in Paragraph 5 herein, by EMPLOYER on thirty (30) days' prior written notice to EMPLOYEE. In the event of such termination without cause, EMPLOYEE shall continue to be paid EMPLOYEE's annual salary as set forth in Paragraph 6.01, as such salary may be modified from time to time, and continue to receive medical, vision and dental benefits as set forth in Paragraph 7.06 for the balance of the contract term, or twelve (12) months, whichever is lesser.

     4.02 EMPLOYEE may, at EMPLOYEE's option and right, terminate this Agreement at any time by giving HARVEYS thirty (30) days prior written notice. Upon any such termination of this Agreement by EMPLOYEE, EMPLOYER shall be under no obligation to EMPLOYEE except to pay EMPLOYEE's then annual salary and perquisites for services performed up to the effective date of termination.

     4.03 If during the term hereof EMPLOYEE shall die or become disabled, EMPLOYEE shall be entitled to such death and/or disability benefits that may be due EMPLOYEE under any benefit plans of EMPLOYER in effect from time to time in which EMPLOYEE is eligible to participate.

                                         V

                        TERMINATION OF EMPLOYMENT FOR CAUSE
                        -----------------------------------

     5.01 EMPLOYER may at any time, at its election, by providing written notice to EMPLOYEE stating with specificity the reason for the termination, immediately terminate this Agreement and the employment term should EMPLOYEE:

         (a) be negligent or willfully malfeasant in the performance of EMPLOYEE's duties to EMPLOYER set forth in Article II hereof;

         (b)   be convicted of any felony or a crime involving moral turpitude;

         (c) be dishonest with respect to EMPLOYER (including without limitation, fraud);

         (d) use or impart any confidential or proprietary information of EMPLOYER or any of its subsidiaries or affiliates in violation of EMPLOYER's policy regarding confidentiality or any confidentiality or proprietary agreement to which EMPLOYER is a party, which act or actions have a material adverse affect on EMPLOYER; or

         (e) fail to obtain or retain any permits, licenses, or approvals which may be required by any state or local authorities in order to permit EMPLOYEE to continue employment as contemplated by this Agreement.

     Upon the occurrence of any of the above, at EMPLOYER's sole option, EMPLOYEE's employment shall immediately terminate and EMPLOYER shall be under no further obligation to EMPLOYEE except to pay EMPLOYEE his annual salary for such services as may have been performed up to the date of such termination.



                                       VI

                           COMPENSATION OF EMPLOYEE
                           ------------------------

     6.01 ANNUAL SALARY - EMPLOYEE shall receive an annual salary of TWO HUNDRED TWENTY FIVE THOUSAND AND 00/100 DOLLARS ($225,000.00), payable in at least monthly installments, less all applicable Federal, State and Local Taxes, Social Security and any other government mandated deductions. EMPLOYEE's annual salary shall be subject to an annual review, as determined by EMPLOYEE's direct supervisor, and the President/Chief Executive Officer of HARVEYS within the parameters set forth by HARVEYS Board of Directors.

                                        VII

                                 OTHER PERQUISITES
                                 -----------------

     7.01 HARVEYS 401(k) PLAN - During the employment term, EMPLOYEE shall be allowed to participate in HARVEYS 401(k) Plan as such plan may be in effect and amended from time to time.

     7.02 VACATION - As of the Commencement Date, EMPLOYEE'S allowable vacation shall be increased to four (4) weeks. EMPLOYEE shall be entitled to holiday pay in accordance with EMPLOYER's policy for EMPLOYEE's position as may be in place from time to time, with credit being given as of EMPLOYEE's original hire date.

     7.03 COMPLIMENTARY PRIVILEGES - EMPLOYEE shall be entitled to Level I complimentary privileges as are afforded all other corporate employees of equal job code.

     7.04 AUTOMOBILE - EMPLOYER shall provide EMPLOYEE with an automobile in accordance with the Class Two category of EMPLOYER's Standard Automobile Policy and Procedures, as from time to time amended.

     7.05 MANAGEMENT INCENTIVE PLAN (MIP) - EMPLOYEE shall be eligible to participate in EMPLOYER's Management Incentive Plan as such plan may be in effect or amended from time to time.

     7.06 MEDICAL, VISION AND DENTAL INSURANCE - EMPLOYER shall provide medical, vision and dental benefits to EMPLOYEE and EMPLOYEE's spouse and dependents in accordance with EMPLOYER's Class I coverage under EMPLOYER's Executive Medical Plan, as such plan may be in effect or amended from time to time.

     7.07 DEFERRED COMPENSATION PROGRAM - EMPLOYEE shall be allowed to participate in EMPLOYER's Deferred Compensation Program as said program may be in effect or amended from time to time.

     7.08 GROUP LIFE INSURANCE - During the term of this Agreement, EMPLOYER shall furnish

EMPLOYEE with Group Term Life Insurance and Accidental Death/Dismemberment Insurance with the maximum benefit being equal to two (2) times EMPLOYEE's annual salary, up to a maximum of $500,000.00.

     7.09 GROUP LONG TERM DISABILITY - During the term of this Agreement, EMPLOYER shall furnish EMPLOYEE with Group Term Disability insurance in accordance with EMPLOYER's then existing policy. The maximum insurance benefit to be paid EMPLOYEE shall be sixty percent (60%) of EMPLOYEE's annual salary to be paid for the duration of EMPLOYEE's permanent disability.

     7.10 STOCK OPTIONS AND STOCK GRANTS - EMPLOYEE's rights to stock options and/or stock grants, are those set forth in the Management Stock Option and Restricted Stock Agreement, dated as of February 2, 1999, as may be amended from time to time and as supplemented by HARVEYS' Board of Directors pursuant to Resolution 1999-5.

     7.11 SERP - EMPLOYEE shall be allowed to participate in EMPLOYER's Supplemental Executive Retirement Program, as the same is amended from time to time.
                                      VIII

                                   ARBITRATION
                                   -----------

     8.01 Except as necessary for EMPLOYER and its subsidiaries, affiliates, successors or assigns or EMPLOYEE to specifically enforce or enjoin a breach of this Agreement (to the extent such remedies are otherwise available), the parties agree that any and all disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to EMPLOYEE's employment with EMPLOYER or any subsidiary, the termination of that employment or any other dispute by and between the parties or their subsidiaries, affiliates, successors or assigns, shall be submitted to binding arbitration in Douglas County, Nevada according to the National Employment Dispute Resolution Rules and procedures of the American Arbitration Association. The parties agree that the prevailing party in any such dispute shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled. This arbitration obligation extends to any and all claims that may arise by and between the parties or their subsidiaries, affiliates, successors or assigns and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings and claims under the Nevada Constitution, the United States Constitution, and applicable state and federal fair employment laws, federal and state equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Age Discrimination in Employment Act of 1967, as amended, and other state or federal law.

                                        IX

                                  MISCELLANEOUS
                                  -------------

     9.01 This Agreement shall be construed and governed by the laws of the State of Nevada.

     9.02 This Agreement, shall bind and inure to the benefit of the EMPLOYER, its successors and assigns and EMPLOYEE, his heirs, executors and administrators. No transfer or assignment of this Agreement shall release EMPLOYER from any obligation to EMPLOYEE hereunder.

     9.03 Notices to or for the respective parties shall be given in writing and delivered in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such other address as either party may elect to provide in advance in writing, to the other party:

         EMPLOYEE:


              JAMES J. RAFFERTY
              Post Office Box 516
              Glenbrook, NV 89413


         EMPLOYER:


              HARVEYS CASINO RESORTS
              Attn: CHARLES W. SCHARER
              President/Chief Executive Officer
              Highway 50 and Stateline Avenue
              Post Office Box 128
              Stateline, NV 89449


         WITH A COPY TO:


              Ronald D. Alling, Esq.
              SCARPELLO & ALLING, LTD.
              276 Kingsbury Grade, Suite 2000
              Post Office Box 3390
              Stateline, NV 89449

     9.04 Should any provision of this Agreement be held to be invalid, illegal, or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

     9.05 Nothing contained in this Agreement shall be construed to require the commencement of any act contrary to law. Should any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract arise or exist, then the latter shall prevail; but in such event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

     9.06 The several rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by EMPLOYER or EMPLOYEE of any failure by EMPLOYEE or EMPLOYER, respectively, to keep or perform any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or other provision.

     This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of EMPLOYEE by EMPLOYER and, along with the other instruments executed concurrently herewith, contain all of the covenants, conditions and agreements between the parties with respect to such employment. Each party hereto acknowledges that no representations, inducements, promises or other agreements excepting those specifically set forth herein, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Any addendum to or modification of this Agreement shall be effective only if it is in writing and signed by the parties to be charged.

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the day and year first set forth above.

                  EMPLOYEE:



                       /s/ James J. Rafferty
                      ---------------------------------
                      JAMES J. RAFFERTY



                  EMPLOYER:

                      HARVEYS CASINO RESORTS, a Nevada
                      corporation



                      By:    /s/ Charles W. Scharer
                           -------------------------------
                           CHARLES W. SCHARER
                           President/Chief Executive Officer

                      AGREEMENT AND COVENANT NOT TO COMPETE OR
                      ----------------------------------------

                          USE OR DISCLOSE TRADE SECRETS
                          -----------------------------

    THIS AGREEMENT AND COVENANT NOT TO COMPETE OR USE OR DISCLOSE TRADE SECRETS (the "Agreement") is made and entered into this 30th day of June 2000, by and between GARY ARMENTROUT ("EMPLOYEE") and HARVEYS CASINO RESORTS, a Nevada corporation ("EMPLOYER"):

                                       RECITALS

    WHEREAS, EMPLOYER is one of the limited entities engaged in the hotel and gaming establishment business in Lake Tahoe, Nevada holding a "Non-restricted License" as defined in Nevada Revised Statute Section 463.0177; (the "Business") and

    WHEREAS, EMPLOYEE and EMPLOYER simultaneously herewith have executed an employment agreement whereby EMPLOYEE is employed by EMPLOYER as the Senior Vice-President Business Development and Government Relations of HARVEYS CASINO RESORTS (along with any addition or extension thereof, the "Employment Agreement"); and

    WHEREAS, EMPLOYEE acknowledges and agrees that EMPLOYER was induced into executing the Employment Agreement with EMPLOYEE in material reliance upon EMPLOYEE's executing and being bound by this Agreement.

    NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and in the Employment Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto intending to be legally bound hereby, agree as follows:

    1.01 During the term of EMPLOYEE'S employment with EMPLOYER, and for any period of time thereafter during which EMPLOYEE receives any compensation under the Employment

Agreement (the "Restricted Period"), EMPLOYEE warrants, represents and agrees that he shall not, in any city, town, county, parish or other municipality located within a seventy-five (75) mile radius of Harveys Resort Hotel & Casino located at Lake Tahoe, Nevada, where the EMPLOYER or any of its subsidiaries, affiliates, successors or assigns engages in the Business directly or indirectly, do any of the following: (A) engage in the Business for EMPLOYEE's own account; (B) enter the employ of, or render any services to or for any entity that is engaged in the Business; and/or (C) become interested in any such entity in any capacity, including as an employee, partner, stockholder, officer, principal, agent, trustee or consultant; provided, however, EMPLOYEE may own solely as a passive investment, securities of any entity traded on any national securities exchange or automated quotation system if EMPLOYEE is not a controlling person of such entity and does not beneficially own three percent (3%) or more of any class of securities of such entity. The duration of the non-competition as defined in this Paragraph 1.01 shall be extended for an additional period of three hundred sixty-five (365) days if EMPLOYEE terminates the Employment Agreement pursuant to Paragraph 4.02 thereof or EMPLOYER terminates EMPLOYEE pursuant to Paragraph 5.01 of the Employment Agreement.

    1.02. NONINTERFERENCE. During the Restricted Period, EMPLOYEE shall not directly or indirectly (i) solicit, induce or attempt to solicit or induce any person known to EMPLOYEE to be an employee of EMPLOYER or any of its subsidiaries, affiliates, successors or assigns, that is involved in the Business to terminate his or her employment or other relationship with EMPLOYER or any of its subsidiaries, affiliates, successors or assigns for the purpose of associating with (A) any entity of which EMPLOYEE is or becomes an employee, officer, director, partner, stockholder, agent, trustee or consultant or (B) any competitor of EMPLOYER or any of its subsidiaries, affiliates, successors or assigns in the Business; or (C) otherwise encourage any person to terminate his or her employment or other relationship with EMPLOYER or any of its subsidiaries, affiliates, successors or assigns for any other purpose or no purpose.

    1.03. NONSOLICITATION. During the Restricted Period, EMPLOYEE shall not, directly or indirectly, solicit, induce or attempt to solicit or induce any customers, clients, vendors, suppliers or consultants in the Business then under contract to EMPLOYER or any of its subsidiaries, affiliates, successors or assigns (a "Customer or Supplier") to terminate his, her, or its relationship with EMPLOYER or any of its subsidiaries, affiliates, successors or assigns for any purpose, including the purpose of associating with or becoming a Customer or Supplier of or consultant to (whether or not exclusive) of EMPLOYEE or any entity of which EMPLOYEE is or becomes an employee, partner, stockholder, officer, director, principal, agent, trustee or consultant, or otherwise solicit, induce or attempt to solicit or induce any such Customer or Supplier to terminate his, her or its relationship with EMPLOYER or any of its subsidiaries, affiliates, successors or assigns for any other purpose or no purpose.

    1.04. CONFIDENTIAL INFORMATION. EMPLOYEE acknowledges that he will have access to proprietary information, trade secrets and confidential material (including, but not limited to, accounting information, business plans, lists of key personnel, customers, clients, vendors, suppliers, distributors and consultants) of EMPLOYER (the "Confidential Information"), EMPLOYEE agrees that upon termination of his employment with EMPLOYER, EMPLOYEE shall not be entitled to keep or preserve any of EMPLOYER's records, documents or other materials evidencing Confidential Information.

    EMPLOYEE further agrees, without limitation in time or until such information shall become public other than by the EMPLOYEE's unauthorized disclosure, to maintain the confidentiality of and refrain from disclosure or otherwise using in any respect the Confidential Information to the detriment of EMPLOYER.

    EMPLOYER acknowledges that EMPLOYEE has in the past lectured, given other presentations and prepared written material on topics related to casino marketing utilizing information regarding EMPLOYER's operations. Notwithstanding any provision herein, EMPLOYER shall allow EMPLOYEE to continue to lecture, make oral presentations and write on topics related to casino marketing using such information so long as EMPLOYEE first submits the information intended to be used to EMPLOYER for approval and thereafter agrees not to use any information so submitted that the EMPLOYER deems confidential or proprietary. EMPLOYER's approval of the submitted information shall not be unreasonably withheld so long as no Confidential Information will be disclosed by EMPLOYEE. EMPLOYER acknowledges that certain information entitled "Marketing Strategies for the Gaming Industry" dated December 6,
1999 and previously submitted to EMPLOYER has been approved.

    1.05 REMEDIES UPON BREACH. If EMPLOYEE breaches or threatens to breach any term, covenant, or provision of this Agreement, EMPLOYEE agrees that
EMPLOYER shall be entitled to injunctive relief, both PENDENTE LITE and permanently without the requirement of the posting of a bond since the remedy at law would be inadequate or insufficient. In addition, EMPLOYER shall be entitled to require EMPLOYEE to account for and pay to EMPLOYER all compensation, profits, monies, accruals, increments or other benefits derived or received by EMPLOYEE by reason of such breach.

    1.06 SEVERABILITY OF COVENANTS. If any provision of this Agreement, as applied to any part or to any circumstances, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement. If any provision, or any part hereof, is held to be unenforceable because of the duration of such provision or the area covered hereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provisions, and/or to delete specific words or phrases ("blue-penciling"), and in its reduced or blue-penciled form, such provision shall then be enforceable and shall be enforced.

   1.07 ENFORCEABILITY IN ALL JURISDICTIONS. The parties hereto intend to and hereby confer jurisdiction to enforce the terms, covenants and provisions contained herein upon the courts of any state of the United States and any other governmental jurisdiction within the geographical scope of such covenants. If the courts of any one or more such states or jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect EMPLOYER'S right to the relief provided above in the courts of any other state or jurisdiction within the geographical scope of such covenants, as to breaches of such covenants and such respective states or jurisdictions, the above covenants as they relate to each state or jurisdiction being, for this purpose, severable into diverse and independent covenants.

    1.08 ATTORNEYS' FEES. In the event that action, either legal or equitable, is instituted by EMPLOYER to enforce and/or interpret this Agreement, the prevailing party shall be entitled to reimbursement from the other party hereto of court costs, reasonable attorneys' fees and accountants' fees incurred in connection therewith.

    1.09 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned in whole or in part, by EMPLOYEE without the prior written consent of EMPLOYER. EMPLOYER and any of its subsidiaries, affiliates, and successors may sell, assign, or otherwise transfer any or all of its or their right and interest in the Business, whether by operation of law or otherwise, and in this Agreement, in which case this Agreement shall remain in full force after such sale, assignment or other transfer.

    1.10 GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    1.11. ENTIRE AGREEMENT. This Agreement and the Employment Agreement by and between EMPLOYEE and EMPLOYER, dated as of the date hereof, represent the entire agreement of the parties with respect to the subject matter hereof and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto and with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing signed by each of the parties hereto.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and date first set forth above.

                                           EMPLOYEE:

                                           /s/ James J. Rafferty
                                           -----------------------
                                           JAMES J. RAFFERTY


                                           EMPLOYER:


                                           HARVEYS CASINO RESORTS,
                                           a Nevada corporation





                                           By /s/ Charles W. Scharer
                                             -------------------------------
                                             CHARLES W. SCHARER, President/
                                             Chief Executive Officer